EXHIBIT NO. 3(ii)
                            CERTIFICATE OF AMENDMENT
                                      AND
                                  RESTATEMENT
                                      OF
                          CERTFICATE OF INCORPORATION
                                       OF
                              SLS INTERNATIONAL, INC.

     SLS International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, pursuant to unanimous resolutions of the Board of Directors of the corporation, held on July 31, 2000, and pursuant to written consent of the stockholders of the corporation, in lieu of special meeting, dated July 31, 2000, an Amendment and Restatement of the Certificate of Incorporation was duly authorized, and

IT IS HEREBY CERTIFIED THAT:

FIRST:   The preamble to the Certificate of Incorporation shall be deleted in its entirety and the following preamble shall be inserted in place thereof:

         "The undersigned natural person of the age of eighteen years or more for the purpose of forming a corporation under the General Corporation Law of Delaware adopts the following Articles of Incorporation:"

SECOND:   Paragraph "Third" of the Certificate of Incorporation is hereby stricken in its entirety and substituted in lieu thereof is the following new Paragraph Third:

     "Third:   The total number of shares of capital stock of all
classifications which the corporation shall have the authority to issue is EIGHTY MILLION (80,000,000) shares, of which 75 MILLION (75,000,000) shares shall be designated common stock, having a par value of $.001 per share, and FIVE MILLION (5,000,000) shares shall be designated "Preferred Stock", having a par value of $.00l per share.

     (a) All shares of common stock will be equal to each other and shall have all the rights granted to stockholders under the General Corporation Law of the State of Delaware, as amended, and the Certificate of Incorporation, including, without limitation, one vote for each share outstanding in the name of each holder, the power to elect directors or consent or dissent to any action to take place at any regular or special meeting of stockholder, and the right to receive dividends and distributions subject to the rights and preferences of any outstanding shares of Preferred Stock authorized hereby.

     (b) The Preferred Stock may be issued from time to time in one or more classes and one or more series of each class with specified serial designations, shares or each series of any class shall have equal rights and shall be identical in all respects, and (1) may have specific voting powers, full or limited or may be without voting power; (2) may be subject to redemption at such

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time or times at designated prices: (3) may be entitled to receive dividends
(which may be cumulative or non-cumulative) at designated rates, on such conditions and specified times, and payable on any other class or classes of stock: (4) may have such rights upon the dissolution of, or upon any distribution of the assets of the corporation may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at specified rates of exchange and with specified designated adjustments, and (5) may contain such other special rights and qualifications, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to lime adopted by the Board of Directors pursuant to the authority so to do which is hereby granted and expressly vested in the Board of Directors.

     (c) The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the shareholders, any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the Corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon."

THIRD:   Paragraph Fourth of the Certificate of Incorporation is hereby stricken in its entirety, and there shall be substituted in lieu thereof the following new paragraph:

     "Fourth:   The shares of common stock of the corporation shall be issuable without any preemptive rights."

FOURTH:   Paragraph Sixth of the Certificate of Incorporation is hereby stricken in its entirety and there shall be substituted in lieu thereof the following paragraph:

     "Sixth:   The number of directors to constitute the Board of Directors shall be as specified in the By-Laws of the Corporation.

FIFTH:   Paragraph Eighth of the Certificate of Incorporation is hereby deleted and there shall be substituted in lieu thereof the following new paragraph:

      "Eighth:   To invent, develop, design, manufacture and market electronic and mechanical equipment of any and all kinds for the enhancement, clarification and amplification of sound and sound quality. The foregoing shall not limit the purposes and powers of the corporation which is to engage in any lawful act or activity for which corporations may be organized or empowered under the General Corporation Law of Delaware.

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SIXTH:   The capital of this corporation shall not be reduced under or by reason of this amendment.

SEVENTH:   THE CERTIFICATE OF INCORPORATION AS AMENDED AND RESTATED SHALL READ
AS FOLLOWS:

FIRST:     The name of the Corporation is:

                            SLS INTERNATIONAL, INC.

SECOND:     The address, including street and number, if any, of the
corporation's initial registered office in this state is:

                             15 EAST NORTH STREET
                            DOVER, DELAWARE  19901
                            IN THE COUNTY OF KENT,

and the name of its registered agent at such address is:

                       W/K INCORPORATING SERVICES, INC.

THIRD:   The total number of shares of capital stock of all classifications which the corporation shall have the authority to issue is EIGHTY MILLION (80,000,000) shares, of which 75 MILLION (75,000,000) shares shall be designated common stock, having a par value of $.001 per share, and FIVE MILLION (5,000,000) shares shall be designated "Preferred Stock", having a par value of $.00l per share.

     (a) All shares of common stock will be equal to each other and shall have all the rights granted to stockholders under the General Corporation Law of the State of Delaware, as amended, and the Certificate of Incorporation, including, without limitation, one vote for each share outstanding in the name of each holder, the power to elect directors or consent or dissent to any action to take place at any regular or special meeting of stockholder, and the right to receive dividends and distributions subject to the rights and preferences of any outstanding shares of Preferred Stock authorized hereby.

     (b) The Preferred Stock may be issued from time to time in one or more classes and one or more series of each class with specified serial designations, shares or each series of any class shall have equal rights and shall be identical in all respects, and (1) may have specific voting powers, full or limited or may be without voting power; (2) may be subject to redemption at such time or times at designated prices: (3) may be entitled to receive dividends (which may be cumulative or non-cumulative) at designated rates, on such conditions and specified times, and payable on any other class or classes of stock: (4) may have such rights upon the dissolution of, or upon any distribution of the assets of the corporation may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at specified rates of exchange and with specified designated adjustments, and (5) may contain such other special rights and qualifications, all as shall hereafter be stated and expressed in the resolution or resolutions


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providing for the issue of such Preferred Stock from time to lime adopted by the
Board of Directors pursuant to the authority so to do which is hereby granted and expressly vested in the Board of Directors.

     (c) The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the shareholders, any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the Corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon."

FOURTH:   The shares of common stock of the corporation shall be issuable without any preemptive rights.

FIFTH:   The name and place of residence of each incorporator is as follows:

         NAME              STREET ADDRESS           CITY & STATE
         ----              --------------           ------------
         Alfred V Greco	   666 Fifth Avenue         New York, NY 10103
                           (Suite 1401)

SIXTH:   The number of directors to constitute the Board of Directors shall be specified in the By-Laws of the Corporation.

SEVENTH:   The duration of the corporation is perpetual.

EIGHT:   To invent, develop, design, manufacture and market electronic and mechanical equipment of any and all kinds for the enhancement, clarification and amplification of sound and sound quality for commercial, business and home use. The foregoing shall not limit the purposes and powers of the corporation which is to engage in any lawful act or activity for which corporations may be organized or empowered under the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, we have executed and subscribed this certificate and do affirm the foregoing is true under the penalties of perjury this 7th day of August, 2000.

SLS International, Inc.


/s/ John M. Gott                                /s/ Richard L. Norton
-----------------------                         ----------------------------
John M. Gott, President	                        Richard L. Norton, Secretary

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